Exhibit 10.3

Execution Version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this [—] day of [—] 2021, by and among Alpha Capital Acquisition Company, a Cayman Islands exempted company (the “Issuer”), Alpha Capital Holdco Company, a Cayman Islands exempted company (“New Pubco”) and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, the Issuer, Semantix Tecnologia em Sistema da Informação S.A., a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil (“Semantix”), New Pubco, Alpha Merger Sub I Company, a Cayman Islands exempted company and wholly-owned subsidiary of New Pubco, Alpha Merger Sub II Company, a Cayman Islands exempted company and wholly owned subsidiary of New Pubco, Alpha Merger Sub III Company, a Cayman Islands exempted company and wholly owned subsidiary of New Pubco will, immediately following the execution of this Subscription Agreement, enter into that certain Business Combination Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, Alpha Merger Sub I Company will be merged with and into the Issuer with the Issuer continuing as the surviving company (the “SPAC Merger 1”) and, subsequently, the Issuer will be merged with and into Alpha Merger Sub II Company with Alpha Merger Sub II Company continuing as the surviving company (the “SPAC Merger 2” and, together with the SPAC Merger 1, the “SPAC Mergers”) and Alpha Merger Sub III Company shall be merged with and into a to-be formed Cayman Islands exempted company that will become the parent company of Semantix (“NewCo”), with NewCo continuing as the surviving company (the “Semantix Merger” and, together with the SPAC Mergers, the “Mergers” and, together with the other transactions contemplated by the Business Combination Agreement and this Subscription Agreement, the “Transactions”);

WHEREAS, in connection with and immediately upon completion of the SPAC Merger 1, each outstanding Class A ordinary share and Class B ordinary share of the Issuer will be exchanged for one ordinary share of New Pubco;

WHEREAS, in connection with the Transactions, the Issuer is seeking commitments from other interested investors to purchase, on the Closing Date (as defined below), Class A ordinary shares of the Issuer (the “Ordinary Shares”), in a private placement;

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer, on the Closing Date (as defined below), that number of Ordinary Shares set forth on the signature page hereto for a purchase price of $10.00 per share, and for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber that number of Ordinary Shares set forth on the signature page hereto in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and subject to the conditions set forth herein; and

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered, or shall enter, as the case may be, into separate subscription agreements with the Issuer (the “Other Subscription Agreements”), pursuant to which such Other Subscribers, have agreed, or shall agree, as the case may be, to purchase Ordinary Shares on the Closing Date at the same per share purchase price as Subscriber, and, as of the date hereof, the aggregate amount of securities to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals [—] Ordinary Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees, substantially concurrently with the consummation of the Transactions, to irrevocably subscribe for and purchase from the Issuer, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”). As used herein, the term “Subscribed Shares” means (a) prior to the consummation of the SPAC Merger 1, the number of Ordinary Shares set forth on the signature page hereto, and (b) following the SPAC Merger 1, the number of ordinary shares of New Pubco to be received by the Subscriber by virtue of the SPAC Merger 1 in respect of such Ordinary Shares. Notwithstanding anything herein to the contrary, the consummation of the Subscription is contingent upon the occurrence of the closing of the Transactions as further described herein.

2. Representations, Warranties and Agreements.

2.1. Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Subscribed Shares, Subscriber hereby represents and warrants to the Issuer and New Pubco and acknowledges and agrees with the Issuer and New Pubco, as of the date hereof and as of the Closing Date, as follows:

2.1.1. If Subscriber is not a natural person, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is a natural person, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2. If Subscriber is not a natural person, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is a natural person, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer and New Pubco, this Subscription Agreement is the valid and binding obligation of Subscriber, and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3. The execution, delivery and performance by Subscriber of this Subscription Agreement is within the powers of the Subscriber and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or, as applicable, any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or, as applicable, any of its subsidiaries is a party or by which Subscriber or, as applicable, any of its subsidiaries is bound or to which any of the property or assets of Subscriber or, as applicable, any of its subsidiaries is subject, that would reasonably be expected to have a material adverse effect on the ability of the Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”); (ii) if Subscriber is not a natural person, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4. Subscriber (i) is (a) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, (b) an Institutional Account as defined in FINRA Rule 4512(c) and (c) a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Subscription Agreement and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including Subscriber’s participation in the purchase of the Subscribed Shares, in each case, satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Subscribed Shares in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

2.1.5. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and understands and acknowledges that the historical financial information and forecasts regarding Semantix made available to Subscriber were based on financial information that is preliminary and subject to change based on the completion of the audit of Semantix’s financial statements in accordance with International Financial Reporting Standards and the standards of the Public Company Accounting Oversight Board. Accordingly, Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither the Issuer, New Pubco nor Semantix has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

2.1.6. Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Subscribed Shares. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.7. Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction and that neither New Pubco or any other person is required to register the Subscribed Shares except as set forth in Section 4 of this Subscription Agreement. Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to New Pubco or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act (“Rule 144”), provided that all of the applicable conditions thereof (including those set out in Rule 144(i) which are applicable to New Pubco) have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each case, in accordance with any applicable securities laws of the states and other jurisdictions of the United States and other applicable jurisdictions, and that the Subscribed Shares shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144). Subscriber acknowledges that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Subscribed Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that the Subscribed Shares are a suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares.

2.1.8. Subscriber understands, acknowledges and agrees that Subscriber is purchasing the Subscribed Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, New Pubco, Semantix, or any of their respective affiliates, control persons, officers, directors, employees, agents or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement.

2.1.9. If Subscriber is or is acting on behalf of an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Subscriber represents and warrants that its acquisition and holding of the Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”).

2.1.10. Subscriber acknowledges and agrees that Subscriber has received, reviewed and understood the offering materials made available to it in connection with the Transactions and such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including such information regarding the Transactions and the business of Semantix and its subsidiaries. In making its decision to purchase the Subscribed Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties and covenants of the Issuer and New Pubco contained in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone, other than the representations, warranties, covenants and agreements of the Issuer and New Pubco expressly set forth in this Subscription Agreement. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Issuer, New Pubco, Semantix and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares and Semantix. Subscriber represents and warrants it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice you deem appropriate) with respect to the Transactions, the Subscribed Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, New Pubco and Semantix including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

2.1.11. Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Issuer or one of their respective representatives. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means, including by means of general solicitation. Subscriber acknowledges that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, and (ii) to its knowledge, are not being offered to Subscriber in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.12. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of an investment in the Subscribed Shares.

2.1.13. Subscriber represents and warrants that neither the Subscriber nor, if Subscriber is not a natural person, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person, government, or governmental entity that is the target of economic or financial sanctions requirements, or trade embargoes imposed, administered, or enforced by the U.S. government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State), the United Nations, the European Union or any individual European Union member state, the United Kingdom, or other governmental authority (collectively, “Sanctions”), to the extent applicable, including (A) a person listed on any list of sanctioned persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations, the European Union or any individual European Union member state, the United Kingdom, or other governmental authority, to the extent applicable; (B) a person organized, incorporated, established, located, or resident in Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to comprehensive Sanctions; (C) any person directly or indirectly owned or controlled by any person or persons described in the foregoing clauses (A) and (B); (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (together with (i) and (ii), a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with applicable Sanctions and that for the past five years, Subscriber has been in compliance with applicable Sanctions and the BSA/PATRIOT Act, as applicable. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor. Subscriber further represents that for the past five years, Subscriber has not (1) received written or other notice of any actual, alleged or apparent violation of applicable Sanctions or the BSA/PATRIOT Act, as applicable, (2) been a party to or the subject of any pending (or to Subscriber’s knowledge, threatened) civil, criminal or administrative actions, suits, demands, investigations, proceedings, settlements or enforcement actions by or before any governmental authority relating to any actual, alleged or apparent violations of applicable Sanctions or the BSA/PATRIOT Act, as applicable, or (3) made any voluntary disclosure to any governmental authority with respect to any actual, alleged or apparent violation of applicable Sanctions of the BSA/PATRIOT Act, as applicable.

2.1.14. If Subscriber is or is acting on behalf of an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other Similar Laws or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”), Subscriber represents and warrants that none of the Issuer, New Pubco or any of their affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

2.1.15. Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer or New Pubco, as applicable (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.16. Subscriber is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) and that will acquire a substantial interest in the Issuer or New Pubco, as applicable, as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Issuer or New Pubco, as applicable, from and after the Closing as a result of the purchase and sale of the Subscribed Shares hereunder.

2.1.17. On each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3.1, Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.1 and consummate the purchase and sale of the Subscribed Shares pursuant to this Subscription Agreement.

2.1.18. No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer, New Pubco or Semantix.

2.1.19. Subscriber agrees that, from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Issuer or New Pubco. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (a) nothing herein shall prohibit other entities under common management with the Subscriber that have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the Subscription (including the Subscriber’s controlled affiliates and/or affiliates) from entering into any “short sales” and (b) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

2.1.20. Subscriber acknowledges that it is aware that in connection with, and immediately upon completion of, the SPAC Merger 1, each outstanding Class A ordinary share and Class B ordinary share of the Issuer will be automatically exchanged for one ordinary share of New Pubco pursuant to which Subscriber will cease to be a shareholder of the Issuer and only be a shareholder of New Pubco. Subscriber understands and acknowledges that such conversion will be effected as part of the Transactions without any further consent, vote or approvals from Subscriber, and to the extent Subscriber may have any such rights under Cayman law or otherwise, Subscriber effectively forfeits such rights hereby.

2.2. Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Subscribed Shares, the Issuer hereby represents and warrants to Subscriber and agrees with Subscriber, as of the date hereof and as of the Closing Date, as follows:

2.2.1. The Issuer has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, with all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2. As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment for the Subscribed Shares, will be free and clear of any liens or other restrictions whatsoever in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Subscribed Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights under the Issuer’s constitutive agreements (as in effect at such time of issuance) or the laws of the Cayman Islands.

2.2.3. This Subscription Agreement has been duly authorized, validly executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of the Subscriber, is the valid and binding obligation of the Issuer, and is enforceable against Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.4. Assuming the accuracy of the Subscriber’s representations and warranties in Section 2.1 hereof and New Pubco’s representation in Section 2.3 hereof, the execution, delivery and performance of this Subscription Agreement and the issuance and sale of the Subscribed Shares will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have a material adverse effect on the Issuer’s ability to consummate the issuance and sale of the Subscribed Shares (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.5. Neither the Issuer, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Subscribed Shares and neither the Issuer, nor any person acting on its behalf has offered any of the Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.6. As of the date of this Subscription Agreement and as of immediately prior to the Transactions, the authorized share capital of the Issuer consists of 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares and 1,000,000 preference shares, $0.0001 par value each. All issued and outstanding ordinary shares of the Issuer have been duly authorized and validly issued, and upon receipt of the Purchase Price for the Subscribed Shares, as fully paid, non-assessable and are not subject to preemptive or similar rights, except as set forth in the Business Combination Agreement. Except as set forth above and pursuant to the Other Subscription Agreements, the Business Combination Agreement, any other transaction agreement executed or to be executed in connection therewith or as may occur as a result of the transactions contemplated hereby and thereby, there are no outstanding, and between the date hereof and the Closing, the Issuer will not issue, sell or cause to be outstanding any (a) shares, equity interests or voting securities of the Issuer, (b) securities of the Issuer convertible into or exchangeable for shares or other equity interests or voting securities of the Issuer, (c) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of the Issuer to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of the Issuer to issue, any ordinary shares of the Issuer, or any other equity interests or voting securities in the Issuer or any securities convertible into or exchangeable or exercisable for such shares or other equity interests or voting securities, (d) equity equivalents or other similar rights of or with respect to the Issuer, or (e) obligations of the Issuer to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than as contemplated by the Business Combination Agreement, or any other transaction agreement executed or to be executed in connection therewith or as may occur as a result of the transactions contemplated hereby and thereby. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that have not been waived or annulled that will be triggered by the issuance of (i) the Subscribed Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the closing of the Transactions.

2.2.7. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Issuer to Subscriber.

2.2.8. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect, as of the date hereof there is no (i) suit, claim, action, or proceeding before any governmental authority or arbitrator pending or, to the knowledge of the Issuer, threatened, or (ii) unsatisfied judgment or any open injunction of any governmental authority or arbitrator outstanding against the Issuer.

2.2.9. The Issuer is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have an Issuer Material Adverse Effect. As of the date hereof, the Issuer has not received any written communication from a governmental entity, exchange or self-regulatory organization that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have an Issuer Material Adverse Effect.

2.2.10. The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings with the United States Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) those required by the Nasdaq Stock Market LLC (“Nasdaq”), (iv) filings required to consummate the Transactions as provided under the Business Combination Agreement, and (v) filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.11. No broker, finder or other financial consultant has acted on behalf of the Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

2.2.12. The Issuer made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder and applicable to the SEC Documents. As of their respective dates, all SEC Documents required to be filed by the Issuer with the Commission prior to the date hereof complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Issuer makes no such representation or warranty with respect to the registration statement on Form F-4 to be filed by the Issuer with respect to the Transactions or any other information relating to Semantix or any of its affiliates included in any SEC Document or filed as an exhibit thereto. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.3. New Pubco’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Subscribed Shares, New Pubco hereby represents and warrants to Subscriber and agrees with Subscriber, as of the date hereof and as of the Closing Date, as follows:

2.3.1. New Pubco has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, with all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.3.2. This Subscription Agreement has been duly authorized, validly executed and delivered by New Pubco and, assuming that this Subscription Agreement constitutes the valid and binding obligation of the Subscriber, is the valid and binding obligation of New Pubco, and is enforceable against New Pubco in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.3.3. Assuming the accuracy of the Subscriber’s representations in Section 2.1 hereof and the Issuer’s representations in Section 2.3 hereof, the execution, delivery and performance of this Subscription Agreement by New Pubco will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of New Pubco pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which New Pubco is a party or by which New Pubco is bound or to which any of the property or assets of New Pubco is subject, which would reasonably be expected to have a material adverse effect on New Pubco’s ability to perform its obligations pursuant to this Subscription Agreement (a “New Pubco Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of New Pubco or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over New Pubco or any of its properties that would reasonably be expected to have a New Pubco Material Adverse Effect.

2.3.4. Neither New Pubco, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Subscribed Shares and neither New Pubco, nor any person acting on its behalf has offered any of the Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.3.5. As of the date of this Subscription Agreement and as of immediately prior to the Transactions, the authorized share capital of New Pubco consists of 50,000 shares, $1.00 par value each. Except as set forth above and pursuant to the Other Subscription Agreements, the Business Combination Agreement, any other transaction agreement executed or to be executed in connection therewith or as may occur as a result of the transactions contemplated hereby and thereby, there are no outstanding, and between the date hereof and the Closing, New Pubco will not issue, sell or cause to be outstanding any (a) shares, equity interests or voting securities of New Pubco, (b) securities of New Pubco convertible into or exchangeable for shares or other equity interests or voting securities of New Pubco, (c) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of New Pubco to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of New Pubco to issue, any ordinary shares of New Pubco, or any other equity interests or voting securities in New Pubco or any securities convertible into or exchangeable or exercisable for such shares or other equity interests or voting securities, (d) equity equivalents or other similar rights of or with respect to New Pubco, or (e) obligations of New Pubco to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. There are no shareholder agreements, voting trusts or other agreements or understandings to which New Pubco is a party or by which it is bound relating to the voting of any securities of New Pubco, other than as contemplated by the Business Combination Agreement, or any other transaction agreement executed or to be executed in connection therewith or as may occur as a result of the transactions contemplated hereby and thereby. There are no securities or instruments issued by or to which New Pubco is a party containing anti-dilution or similar provisions that have not been waived or annulled that will be triggered by the issuance of (i) the Subscribed Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the closing of the Transactions.

2.3.6. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a New Pubco Material Adverse Effect, as of the date hereof there is no (i) suit, claim, action, or proceeding before any governmental authority or arbitrator pending or, to the knowledge of New Pubco, threatened, or (ii) unsatisfied judgment or any open injunction of any governmental authority or arbitrator outstanding against New Pubco.

2.3.7. New Pubco is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a New Pubco Material Adverse Effect. As of the date hereof, New Pubco has not received any written communication from a governmental entity, exchange or self-regulatory organization that alleges that New Pubco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a New Pubco Material Adverse Effect.

2.3.8. New Pubco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by New Pubco of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings with the Commission, (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 4, (iv) those required by the Nasdaq, (v) filings required to consummate the Transactions as provided under the Business Combination Agreement, and (vi) filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a New Pubco Material Adverse Effect.

2.3.9. No broker, finder or other financial consultant has acted on behalf of New Pubco in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

3. Settlement Date and Delivery.

3.1. Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of, and substantially concurrently with, the consummation of the Transactions (the date of the Closing, the “Closing Date”). Upon delivery of written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least five (5) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied (the “Expected Closing Date”), upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 3, Subscriber shall deliver to the Issuer, the Purchase Price for the Subscribed Shares, no later than three (3) Business Days prior to the Expected Closing Date by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Closing. Prior to or at the Closing, Subscriber shall deliver to the Issuer, or New Pubco, as the case may be, a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. If the Transactions are not consummated within three (3) Business Days after the Expected Closing Date, the Issuer shall promptly (but no later than three (3) Business Days thereafter) return or cause the return of the Purchase Price to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber, and any book-entries for the Subscribed Shares shall be deemed repurchased and cancelled. Notwithstanding such return, (i) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date, and (ii) unless and until this Subscription Agreement is terminated in accordance with Section 5 hereof, such return of funds shall not terminate this Subscription Agreement or relieve Subscriber of its obligation to purchase the Subscribed Shares at the Closing upon delivery by the Issuer of a subsequent Closing Notice and Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 3. For purposes of this Subscription Agreement, “Business Day” means any day that, in New York, New York, São Paulo, Brazil, and in the Cayman Islands is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.

3.2. Conditions to Closing of the Issuer and New Pubco.

The Issuer’s obligations to sell and issue the Subscribed Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) waiver by the Issuer and New Pubco, on or prior to the Closing Date, of each of the following conditions:

3.2.1. Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

3.2.2. Compliance with Covenants. Subscriber shall have wired the Purchase Price in accordance with Section 3.1 of this Subscription Agreement and otherwise have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing.

3.2.3. Closing of the Transactions. All conditions precedent to each of the Issuer’s and Semantix’s obligations to consummate, or cause to be consummated, the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that (x) may only be satisfied at the consummation of the Transactions (including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Subscribed Shares pursuant to this Subscription Agreement and the Other Subscription Agreements), but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions, or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements).

3.2.4. Legality. There shall not be in force any order, judgment, injunction by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

3.3. Conditions to Closing of Subscriber.

Subscriber’s obligation to purchase the Subscribed Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.3.1. Representations and Warranties Correct. The representations and warranties made by the Issuer in Section 2.2 and New Pubco in Section 2.3 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect or New Pubco Material Adverse Effect, as the case may be, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect or New Pubco Material Adverse Effect, as the case may be, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

3.3.2. Compliance with Covenants. The Issuer and New Pubco shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer or New Pubco at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer or New Pubco to consummate the Closing.

3.3.3. Closing of the Transactions. All conditions precedent to the consummation of the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that (x) may only be satisfied at the consummation of the Transactions (including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Subscribed Shares pursuant to this Subscription Agreement and the Other Subscription Agreements), but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions, or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements).

3.3.4. Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting consummation of the transactions contemplated by this Subscription Agreement or the Transactions and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition (except in the case of a governmental authority located outside the United States where such restraint or prohibition would not be reasonably expected to result in an Issuer Material Adverse Effect or New Pubco Material Adverse Effect, as the case may be).

3.3.5. Listing. No suspension of the qualification of the Ordinary Shares for offering or sale or trading on the Nasdaq shall have occurred, and the Subscribed Shares shall be approved for listing on the Nasdaq, subject to official notice of issuance.

4. Registration Statement.

4.1. New Pubco will use its commercially reasonable efforts to, within thirty (30) calendar days after the consummation of the Transactions (the “Filing Date”), submit or file with the Commission a registration statement (the “Registration Statement”) registering the resale of the Subscribed Shares acquired by Subscriber pursuant to this Subscription Agreement which are eligible for registration (determined as of two (2) Business Days prior to such submission or filing) (the “Registrable Securities”), and New Pubco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies New Pubco that it will “review” the Registration Statement) following the Filing Date and (ii) the 10th Business Day after the date New Pubco is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Date shall be extended to the next Business Day on which the Commission is open for business; provided, further, that New Pubco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to New Pubco such information as shall be reasonably requested by New Pubco to effect the registration of the Registrable Securities, including a completed and executed selling shareholders questionnaire in customary form to New Pubco that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of the New Pubco held by Subscriber and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as New Pubco may reasonably request that are customary of a selling stockholder in similar situations, including providing that New Pubco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. For purposes of clarification, any failure by New Pubco to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve New Pubco of its obligations to file or effect the Registration Statement as set forth above in this Section 4. For purposes of this Section 4, Registrable Securities shall include, as of any date of determination, the Subscribed Shares and any other equity security of New Pubco issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission. Notwithstanding the foregoing, if the Commission prevents New Pubco from including any or all of the Subscribed Shares proposed to be registered for resale under the

Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the Commission and (ii) the number of Subscribed Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders; and as promptly as practicable after being permitted to register additional Subscribed Shares under Rule 415 under the Securities Act, New Pubco shall amend the Registration Statement or file a new Registration Statement to register such Subscribed Shares not included in the initial Registration Statement and shall use commercially reasonable efforts to have such amendment or Registration Statement to become effective as promptly as practicable.

4.2. At its expense New Pubco shall:

4.2.1. except for such times as New Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which New Pubco determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) Subscriber ceases to hold any Registrable Securities, (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for New Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two (2) years from the date of effectiveness of the Registration Statement. The period of time during which New Pubco is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

4.2.2. during the Registration Period, use its best efforts to advise Subscriber as promptly as practicable:

(a) when a Registration Statement or any post-effective amendment thereto has become effective;

(b) after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(c) of the receipt by New Pubco of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, New Pubco shall not, when so advising Subscriber of such events described in Section 4.2.2 above, provide Subscriber with any material, nonpublic information regarding New Pubco other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, nonpublic information regarding New Pubco;

4.2.3. during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4. during the Registration Period, upon the occurrence of any event contemplated in Section 4.2.2(d), except for such times as New Pubco is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, New Pubco shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.2.5. during the Registration Period, use its commercially reasonable efforts to cause all Subscribed Shares to be listed on each securities exchange or market, if any, on which New Pubco’s ordinary shares are then listed.

4.3. Notwithstanding anything to the contrary in this Subscription Agreement, New Pubco shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof (i) as New Pubco may determine to be necessary in connection with (a) the preparation and filing of a post-effective amendment to the Registration Statement following the filing of New Pubco’s Annual Report on Form 20-F or (b) in order for the Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, or (ii) if the filing, effectiveness or continued use of any Registration Statement would require New Pubco to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of New Pubco, after consultation with counsel to New Pubco (a) would not be required to be made at such time if the Registration Statement were not being filed, (b) New Pubco has a bona fide business purpose for not making such information public, or (c) would be seriously detrimental to New Pubco and the majority of New Pubco’s board of directors conclude as a result that it is essential to defer such filing or (iii) if such delay or suspension arises out of, or is a result of, or is related to any statement or communication that relates to changes to historical accounting policies of New Pubco in connection with any order, directive, guideline, comment or recommendation from the Commission that is applicable to New Pubco or other accounting matters, or any related disclosure or other matters (each such circumstance, a “Suspension Event”); provided, however, that New Pubco may not delay or suspend the Registration Statement on more than three (3) occasions or for more than ninety (90) consecutive calendar days, or more than one hundred twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from New Pubco of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which New Pubco agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by New Pubco that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by New Pubco except as required by law. If so directed by New Pubco, Subscriber will deliver to New Pubco or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.4. Subscriber may deliver written notice (including via email in accordance with Section 6.2) (an “Opt-Out Notice”) to New Pubco requesting that Subscriber not receive notices from New Pubco otherwise required by Section 4.3; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) New Pubco shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify New Pubco in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4.4) and the related suspension period remains in effect, New Pubco will so notify Subscriber, within two (2) business days of Subscriber’s notification to New Pubco, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

4.5. The parties agree that:

4.5.1. New Pubco shall indemnify and hold harmless, to the extent permitted by law, Subscriber (to the extent a seller under the Registration Statement), its officers, directors, agents, partners, members, managers, shareholders, and investment advisers and each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket costs and expenses (including, without limitation, any reasonable and documented outside attorneys’ fees of one (1) law firm) (collectively, “Losses”), that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to New Pubco by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 4.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of New Pubco (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall New Pubco be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by New Pubco in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by New Pubco, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 4.3 hereof. New Pubco shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which New Pubco is aware.

4.5.2. In connection with any Registration Statement in which the Subscriber is participating, the Subscriber shall furnish (or cause to be furnished) to New Pubco in writing such information as New Pubco reasonably requests for use in connection with any such Registration Statement or prospectus, and Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless, to the extent permitted by law, New Pubco, its directors, officers, agents, partners, members, managers, shareholders, and advisers and agents and each person who controls New Pubco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any and all Losses that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

4.5.3. Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.5.4. The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.

4.5.5. If the indemnification provided under this Section 4.5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.5.1, 4.5.2 and 4.5.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.5 from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such contribution obligation.

5. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement and (iii) nine months from the date hereof if the Closing has not occurred; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall notify Subscriber of the termination of the Business Combination Agreement reasonably promptly after the termination of such agreement.

6. Miscellaneous.

6.1. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents to the extent contemplated by this Subscription Agreement and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1. Subscriber acknowledges that the Issuer and New Pubco will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and New Pubco if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. The Issuer and New Pubco acknowledge that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties made by the Issuer and New Pubco contained in this Subscription Agreement. The Subscriber acknowledges and agrees that the purchase by the Subscriber of Subscribed Shares will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by Subscriber as of the time of such purchase.

6.1.2. Each of the Issuer, New Pubco and the Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3. The Issuer or New Pubco may request from Subscriber such additional information as the Issuer or New Pubco may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and in connection with the inclusion of the Shares in the Registration Statement, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber, provided that the Issuer and New Pubco agree to keep confidential any such information provided by Subscriber, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request. Subscriber acknowledges that Issuer and New Pubco may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Issuer and New Pubco.

6.1.4. Each of Subscriber, the Issuer and New Pubco shall pay all of its own respective expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being agreed that all expenses related to the Registration Statement are for the account of New Pubco to the extent provided in Section 4).

6.1.5. Each of Subscriber, the Issuer and New Pubco shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein prior to the consummation of the Transactions.

6.1.6. Until the Closing or the earlier termination of this Agreement, neither the Issuer nor the New Pubco shall enter into Other Subscription Agreements that have the effect of establishing rights or otherwise benefitting Other Subscribers in a manner more favorable in any material respect to such Other Subscribers than the rights and benefits established in favor of the Subscriber as set forth herein, unless, in any such case, the Subscriber has been offered such rights and benefits.

6.2. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder, provided that such mail must be sent by FedEx or other internationally recognized overnight delivery service:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Issuer, to:

Alpha Capital Acquisition Company

1230 Avenue of the Americas, Fl. 16

New York, NY 10020

Attention: Rahim Lakhani, David Lorié

Email: rahim@alpha-capital.io

            david@alpha-capital.io

with a required copy (which copy shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Derek Dostal, Daniel Brass

Email: derek.dostal@davispolk.com

            daniel.brass@davispolk.com

(iii) if to the New Pubco, to:

Alpha Capital Holdco Company

c/o Alpha Capital Acquisition Company

Alpha Capital Acquisition Company

1230 Avenue of the Americas, Fl. 16

New York, NY 10020

Attention: Rahim Lakhani, David Lorié

Email: rahim@alpha-capital.io

            david@alpha-capital.io

and

Semantix Tecnologia em Sistema da Informação S.A.

Av. Eusébio Matoso, 1375, 10º Andar

São Paulo, SP, Brazil 05423-905

Attention: Leonardo Santos, Adriano Alcalde, Juliana Inaba

Email: lsantos@semantix.com.br

            adriano.alcalde@semantix.com.br

            juliana.inaba@semantix.com.br

with a required copy (which copy shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Av. Brigadeiro Faria Lima, 3311 - 7º andar

São Paulo, SP, Brazil 04538-133

Attention: Filipe Areno, Lauren Bennett, Ralph Perez

Email: filipe.areno@skadden.com

            lauren.bennett@skadden.com

            ralph.perez@skadden.com

and for such notices to New Pubco delivered at any point prior to the Closing Date, also a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Derek Dostal, Daniel Brass

Email: derek.dostal@davispolk.com

            daniel.brass@davispolk.com

(iv) if to Semantix, to:

Semantix Tecnologia em Sistema da Informação S.A.

Av. Eusébio Matoso, 1375, 10º Andar

São Paulo, SP, Brazil 05423-905

Attention: Leonardo Santos, Adriano Alcalde, Juliana Inaba

Email: lsantos@semantix.com.br

            adriano.alcalde@semantix.com.br

            juliana.inaba@semantix.com.br

with a required copy (which copy shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Av. Brigadeiro Faria Lima, 3311 - 7º andar

São Paulo, SP, Brazil 04538-133

Attention: Filipe Areno, Lauren Bennett, Ralph Perez

Email: filipe.areno@skadden.com

            lauren.bennett@skadden.com

            ralph.perez@skadden.com

6.3. Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4. Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought (and, and in those cases where the New Pubco’s consent is required, also signed by Semantix).

6.5. Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Subscribed Shares) may be transferred or assigned without the prior written consent of the Issuer and New Pubco; provided that Subscriber’s rights and obligations hereunder may be assigned to (i) any affiliate or manager, as applicable of the Subscriber or (i) one or more funds or accounts managed by the same investment manager as Subscriber, without the prior consent of the Issuer and New Pubco, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

6.6. Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

6.7. Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.8. Arbitration. (a) Any disputes arising out or related to this Agreement, including the existence, validity, interpretation, or performance of this Agreement or the transactions contemplated by this Agreement, shall be settled as far as possible by negotiations between the parties. If the parties cannot agree on an amicable settlement within thirty (30) days from written notice of a dispute by one party to the other party, any disputes shall be submitted for decision and final resolution to arbitration, under the Rules of Arbitration of the International Chamber of Commerce then in effect (the “Rules”).

(b) The arbitration tribunal shall be composed of three (3) neutral and impartial arbitrators, appointed pursuant to the Rules. The claimant shall appoint one arbitrator, the respondent shall appoint one arbitrator, and the two party-appointed arbitrators shall choose a third arbitrator within thirty (30) days of the appointment of the respondent’s arbitrator, who shall serve as president of the tribunal thus composed. If the parties fail to appoint an arbitrator within the time periods provided in the Rules, or if the two party-appointed arbitrators fail to appoint a third arbitrator within the thirty (30)-day period provided above, then the arbitrator(s) shall be appointed by the Court of Arbitration of the International Chamber of Commerce upon the request of the arbitrators and/or either of the parties.

(c) The seat of arbitration shall be New York City, unless the parties otherwise agree in writing. The official arbitration language shall be English. Each of the parties agrees that notice as provided in Section 6.2 of this Agreement shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.

(d) The arbitration decision shall be final and binding upon both parties and the parties agree that any award granted pursuant to such decision may be entered forthwith in any court of competent jurisdiction.

(e) The costs of the arbitration, including fees of the arbitrators, shall be borne equally by the parties, but the arbitral tribunal shall be empowered to include in its award a determination regarding the allocation of the costs of the arbitration, including any legal fees, among the parties.

(f) The arbitration and all information and materials obtained or produced in the arbitration shall be confidential.

(g) Nothing in this Section shall prevent a party from seeking provisional, interim, or conservatory measures from any court of competent jurisdiction prior to the appointment of the arbitral tribunal if any such party believes in good faith that it will suffer irreparable injury. Any such request by a party to a court for provisional, interim, or conservatory measures shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. Without prejudice to such provisional, interim, or conservatory measures as may be available from any court, the arbitral tribunal shall have full authority to grant provisional, interim, and conservatory remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.

6.9. [Intentionally Omitted.]

6.10. Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.11. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.12. Remedies.

6.12.1. The parties agree that irreparable damage would occur if this Subscription Agreement is not performed or the Closing is not consummated in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.12 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.12.2. The parties acknowledge and agree that this Section 6.12 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.13. Survival of Representations and Warranties and Covenants. All representations and warranties made by the parties hereto, and all covenants and other agreements of the parties hereto, in this Subscription Agreement shall survive the Closing until the expiration of any statute of limitations pursuant to applicable law or in accordance with their respective terms, if a shorter period. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

6.14. Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15. Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.16. Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.17. Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

7. Cleansing Statement; Disclosure.

7.1. The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions and any other material nonpublic information that the Issuer or New Pubco or their respective officers, directors, employees or agents have provided to Subscriber prior to the filing of the Disclosure Document in connection with the investment contemplated by this Agreement. Upon the issuance of the Disclosure Document, to the actual knowledge of the Issuer and New Pubco, Subscriber shall not be in possession of any material, non-public information received from the Issuer, New Pubco or any of their respective officers, directors, employees or agents in connection with the investment contemplated by this Agreement, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer or New Pubco, relating to the transactions contemplated by this Subscription Agreement.

7.2. The Issuer and the New Pubco shall not (and shall cause their respective officers, directors, employees and agents not to) publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber without the prior written consent (including by e-mail) of Subscriber (i) in any press release or marketing materials, or (ii) in any filing with the Commission or any regulatory agency or trading market, which approval shall not be unreasonably withheld or conditioned; provided that no consent pursuant to this Section 7.2 shall be required to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 7.2. The restriction in this Section 7.2 shall not apply to the extent the disclosure is required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under regulations of Nasdaq, in which case the Issuer or New Pubco, as applicable, shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure.

8. Trust Account Waiver. In addition to the waiver of Semantix pursuant to Section 7.7 of the Business Combination Agreement, and notwithstanding anything to the contrary set forth herein, each of the Issuer and Subscriber acknowledges that the Issuer has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). Each of the Issuer and Subscriber agrees that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any past, present or future Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including, but not limited to, any redemption right with respect to any such securities of the Issuer, except to the extent that Subscriber has otherwise agreed in writing with the Issuer not to exercise such redemption right. In the event Subscriber has any Claim against the Issuer under this Subscription Agreement, Subscriber shall pursue such Claim solely against the Issuer and its assets outside the Trust Account and not against the property or any monies in the Trust Account. Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by the Issuer to induce the Issuer to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law.

9. Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the representations and warranties of the Issuer and New Pubco expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Subscribed Shares. Subscriber agrees that none of (i) any Other Subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s capital stock (including the controlling persons, officers, directors, partners, agents or employees of any such Other Subscriber), (ii) any party to the Business Combination Agreement (other than the Issuer or New Pubco), or (iii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer, New Pubco or any other party to the Business Combination Agreement shall be liable (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Subscriber or any other person or entity), whether in contract, tort or otherwise, or have any liability or obligation, to Subscriber or any person claiming through Subscriber, related to the private placement of the Subscribed Shares, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscriber and Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and Other Subscriber s are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

10. Restrictive Legend. If the Subscribed Shares are eligible to be sold without restriction under, and without the New Pubco being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at Subscriber’s request in connection with the sale of such Subscribed Shares, and subject to Subscriber’s execution of customary representation letters, New Pubco will (A) provide all documentation and instruction required for the transfer agent for the Subscribed Shares (the “Transfer Agent”) and (B) reasonably cooperate with the Transfer Agent (including, if required by the Transfer Agent, delivering an opinion of New Pubco’s counsel in a form reasonably acceptable to the Transfer Agent) to remove any remaining restrictive legend set forth on such Subscribed Shares that are the subject of the Subscriber’s request; provided that, notwithstanding the foregoing, New Pubco will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

11. Massachusetts Business Trust. If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer, New Pubco and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

ALPHA CAPITAL ACQUISITION COMPANY

By:

Name:
Title:

ALPHA CAPITAL HOLDCO COMPANY

By:

Name:
Title:

Accepted and agreed this [—] day of [—], 2021.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: [—], 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and	(Please print. Please indicate name and
Capacity of person signing above)	Capacity of person signing above)

Name in which securities are to be registered
(if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.: _________________________	Telephone No.: _____________________

Facsimile No.: __________________________	Facsimile No.: ______________________

Aggregate Number of Subscribed Shares subscribed for:

Aggregate Purchase Price: $______________.

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice.

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐

Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐

Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the Issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that Issuer;

☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D;

☐	Any entity in which all of the equity owners are “accredited investors”;

☐

Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐

Any “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 which was not formed for the purpose of investing in the Issuer, has assets under management in excess of $5,000,000 and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐

Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office, whose prospective investment in the Issuer is directed by such family office, and such family office is one (i) with assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the Issuer, and (iii) whose prospective investment in the Issuer is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of such prospective investment.